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                                                                   Exhibit 9a(3)

                            NUTRAMAX PRODUCTS, INC.

                         NOTICE OF GUARANTEED DELIVERY
                           OF SHARES OF COMMON STOCK

  This form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if certificates for the shares of common stock of NutraMax Products, Inc. are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all other documents required by the Letter of Transmittal to be delivered to the Depositary (as defined below) prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase defined below). Such form may be delivered by hand or transmitted by mail or overnight courier, or by facsimile transmission, to the Depositary. See Section 3 of the Offer to Purchase. THE ELIGIBLE INSTITUTION WHICH COMPLETES THIS FORM MUST COMMUNICATE THE GUARANTEE TO THE DEPOSITARY AND MUST DELIVER THE LETTER OF TRANSMITTAL AND CERTIFICATES FOR SHARES TO THE DEPOSITARY WITHIN THE TIME SHOWN HEREIN. FAILURE TO DO SO COULD RESULT IN A FINANCIAL LOSS TO SUCH ELIGIBLE INSTITUTION.

                       THE DEPOSITARY FOR THE OFFER IS:

                             BOSTON EQUISERVE L.P.

By Mail Via Return                 By Hand:                By Overnight or
Envelope:                                                   Express Mail:
                                     STARS
  Boston EquiServe L.P.       55 Broadway Street        Boston EquiServe L.P.
      P.O. Box 9061                3rd Floor             70 Campanelli Drive
  Boston, MA 02205-8686          New York, NY            Braintree, MA 02184

                          By Facsimile Transmission:

                       (for Eligible Institutions Only)

                                (617) 794-6333

                               Confirm Facsimile
                                 Transmission
                                 By Telephone:

                                (617) 794-6388

  DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN THE ONE LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

  THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED
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 Ladies and Gentlemen:

   The undersigned hereby tenders to NutraMax Products, Inc., a Delaware corporation (the "Company"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated October 29, 1997 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of common stock, par value $.001 per share (the "Shares"), of the Company listed below, pursuant to the guaranteed delivery procedure set forth in
 Section 3 of the Offer to Purchase.


        PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

                                ----------------

              IF SHARES ARE BEING TENDERED AT MORE THAN ONE PRICE,
                  A SEPARATE NOTICE OF GUARANTEED DELIVERY FOR
                       EACH PRICE SPECIFIED MUST BE USED.

                                ----------------

                              CHECK ONLY ONE BOX.
            IF MORE THAN ONE BOX IS CHECKED, OR IF NO BOX IS CHECKED (EXCEPT AS PROVIDED IN THE ODD LOTS BOX AND INSTRUCTIONS
                  BELOW), THERE IS NO VALID TENDER OF SHARES.

                                ----------------

                      SHARES TENDERED AT PRICE DETERMINED
                                BY DUTCH AUCTION

 [_]The undersigned wants to maximize the chance of having the Company purchase all of the Shares that the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this one box INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders Shares at, and is willing to accept, the Purchase Price resulting from the Dutch auction tender process. This action could result in receiving a price per Share as low as $11.00 or as high as $12.75.


            ***CHECK EITHER THE BOX ABOVE OR CHECK ONE BOX BELOW***

               SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER

     [_]$11               [_]$11 1/2        [_]$12            [_]$12 1/2
     [_] 11 1/16          [_] 11 9/16       [_] 12 1/16       [_] 12 9/16
     [_] 11 1/8           [_] 11 5/8        [_] 12 1/8        [_] 12 5/8
     [_] 11 3/16          [_] 11 11/16      [_] 12 3/16       [_] 12 11/16
     [_] 11 1/4           [_] 11 3/4        [_] 12 1/4        [_] 12 3/4
     [_] 11 5/16          [_] 11 13/16      [_] 12 5/16

     [_] 11 3/8           [_] 11 7/8        [_] 12 3/8
     [_] 11 7/16          [_] 11 15/16      [_] 12 7/16

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                                    ODD LOTS

   This section is to be completed ONLY if Shares are being tendered by or on behalf of a person who owns beneficially or of record, as of the Expiration Date, an aggregate of fewer than 100 Shares.

   The undersigned either (check one box):

  [_]owned beneficially or of record, as of the Expiration Date, an aggregate of fewer than 100 Shares, all of which are being tendered, or

  [_]is a broker, dealer, commercial bank, trust company or other nominee who (i) is tendering, for the beneficial owners thereof, Shares with respect to which it is the record owner, and (ii) believes, based upon representations made to it by each such beneficial owner, that such beneficial owner owns beneficially, as of the Expiration Date, an aggregate of fewer than 100 Shares and is tendering all of such Shares.

   If you do not wish to specify a purchase price, check the following box, in which case you will be deemed to have tendered at the Purchase Price determined by the Company in accordance with the terms of the Offer (persons checking this box need not indicate the price per Share in the box entitled "Price (In Dollars) Per Share At Which Shares Are Being Tendered" above). [_]


Number of Shares                          _____________________________________
Certificate No.(s) (If Available)         Name(s) (Please Print)


_____________________________________     _____________________________________

                                          _____________________________________
If Shares will be tendered by             (Address)
book-entry transfer:



Name of Transferring Institution:         _____________________________________
_____________________________________     Area Code and Telephone Number


Account No.                               _____________________________________

                                          Signature(s)
at (check one)
[_] The Depository Trust Company
[_] Philadelphia Depository Trust Company

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                                   GUARANTEE

                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

  The undersigned, a firm that is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company (not a savings bank or savings and loan association) having an office, branch or agency in the United States hereby guarantees (i) that the above-named person(s) has a net long position in the Shares being tendered within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, (ii) that such tender of Shares complies with Rule 14e-4, and (iii) to deliver to the Depositary at one of its addresses set forth above certificates for the Shares tendered hereby, in proper form for transfer, or a confirmation of the book-entry transfer of the Shares tendered hereby into the Depositary's account at The Depository Trust Company or the Philadelphia Depository Trust Company in each case together with a properly completed and duly executed Letter(s) of Transmittal (or, for Eligible Institutions only, facsimiles thereof), or an Agent's Message in connection with a book-entry transfer, together in each case with any required signature guarantees and any other required documents, all within three Nasdaq SmallCap Market trading days after the date hereof.

_____________________________________     _____________________________________
NAME OF FIRM                              AUTHORIZED SIGNATURE


_____________________________________     _____________________________________
ADDRESS                                   NAME     (PLEASE TYPE OR PRINT)


_____________________________________     _____________________________________
CITY, STATE, ZIP CODE                     TITLE


_____________________________________     _____________________________________
AREA CODE AND TEL. NO.                    DATE

                DO NOT SEND SHARE CERTIFICATES WITH THIS FORM.

     YOUR SHARE CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.

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